UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011

CENTURY PROPERTIES FUND XVI

(Exact name of Registrant as specified in its charter)

California	0-10435	94-2704651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Fund XVI, a California limited partnership (the “Registrant”), owns a 100% interest in Woods of Inverness CPF 16, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Woods of Inverness Apartments (“Woods of Inverness”), a 272-unit apartment complex located in Houston, Texas. On November 1, 2011, (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Commerce Capital Partners, LLC, a Delaware limited liability company (the “Purchaser”), to sell Woods of Inverness to the Purchaser for a total sales price of $9,000,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Contract, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.   The total purchase price is $9,000,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered a deposit (the “Deposit”) of $300,000 to Stewart Title Insurance Company (“Escrow Agent”). An independent contract consideration (the “Independent Contract Consideration”) of $100 is due to the escrow agent on or before November 1, 2011. The independent contract consideration shall be credited against the purchase price at closing.

FEASIBILITY PERIOD.  The feasibility period ends on December 1, 2011. If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the Deposit will become non-refundable.

CLOSING.    The expected closing date for Woods of Inverness is December 29, 2011, at which time the mortgage will be repaid in full.  The Purchaser shall also have the option, by delivering written notice to the Partnership no later than December 19, 2011, to extend the closing date for Woods of Inverness up to 30 days, provided that the Purchaser delivers an additional deposit of $50,000. In addition, the Partnership has the option, by delivering written notice to the Purchaser, to extend the closing date to the last business day of the month.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.   With respect to Woods of Inverness, the Purchaser will pay (i) any transfer, sales, use, gross receipts or similar taxes; (ii) all recording and filing charges in connection with the instruments and all mortgage recording fees and taxes related to any new financing obtained by the Purchaser; (iii) any premiums or fees required to be paid by the Purchaser with respect to the title policy; and (iv) one-half of the customary closing costs.  The Partnership will pay (i) the base premium for its title policy; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against its Property; (iii) one-half of the customary closing costs, and (iv) to the extent required, any costs for the survey payment.

REPRESENTATIONS AND WARRANTIES.     The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.     The risk of loss or damage to Woods of Inverness by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $1,000,000 will be borne by the Partnership. In the event that damages exceed $1,000,000, the Partnership shall have no obligation to make the repairs and shall notify the Purchaser in writing of the damages, at which time the Purchaser may elect to terminate the contract by delivering written notice to the Partnership. The Purchaser may elect to terminate the Purchase Contract with respect to Woods of Inverness before the closing date or within ten days after notification of a casualty loss. With respect to any loss or damage, the Partnership agreed to either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser. The Partnership agreed to maintain in full force and effect until the closing date all existing insurance coverage on Woods of Inverness.

ASSIGNMENT.     With the exception of an assignment to an affiliate of the Purchaser, the Purchase Contract is not assignable to the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.     If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price for Woods of Inverness or any other specified deliveries, the Purchaser will forfeit its deposit to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale of Woods of Inverness.  The Partnership expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 or, (ii) subject to certain conditions, seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.16       Purchase and Sale Contract between Woods of Inverness CPF 16, L.P., a Delaware limited partnership, and Commerce Capital Partners, LLC, a Delaware limited liability company, dated November 1, 2011.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreement included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                     should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                     have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                     may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•                     were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVI

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: November 7, 2011